Exhibit (a)(5)(B)

EQUITABLE HOLDINGS, INC. ANNOUNCES RESULTS OF

TENDER OFFER FOR ANY AND ALL OF ITS SERIES B DEPOSITARY SHARES

NEW YORK, April 10, 2025 – Equitable Holdings, Inc. (“Holdings”) (NYSE: EQH) announced today the results of its tender offer for any and all of its 444,333 outstanding shares of depositary shares (the “Series B Depositary Shares”) each representing a 1/25th interest in a share of its 4.950% Fixed Rate Reset Noncumulative Perpetual Preferred Stock, Series B (CUSIP No. 29452E AA9), par value $1.00 per share and liquidation preference $25,000 per share (equivalent to $1,000 per Series B Depositary Share) (the “Series B Preferred Stock”), which expired at 5:00 p.m., New York City time, on April 9, 2025.

Based on the final count by D.F. King & Co., Inc, the tender agent for the tender offer, a total of 279,002 shares of Holdings’ Series B Depositary Shares were validly tendered and not validly withdrawn in the tender offer.

In accordance with the terms and conditions of the tender offer, Holdings has accepted for purchase 279,002 shares of its Series B Depositary Shares at a price of $1,000 per Series B Depositary Share, plus an amount equal to accrued, unpaid and undeclared dividends on the underlying Series B Preferred Stock from, and including December 15, 2024, to, but excluding April 11, 2025, for an aggregate cost of approximately $283 million, excluding fees and expenses relating to the tender offer. Holdings accepted for purchase all of the shares that were validly tendered and not validly withdrawn in the tender offer. The Series B Depositary Shares accepted for purchase represent 62.79% of the 444,333 Series B Depositary Shares that were issued and outstanding as of March 11, 2025.

THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SERIES B DEPOSITARY SHARES. THE TENDER OFFER WAS MADE ONLY PURSUANT TO THE OFFER TO PURCHASE AND THE RELATED MATERIALS THAT HOLDINGS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), AS AMENDED OR SUPPLEMENTED, AND DISTRIBUTED TO THE HOLDERS OF ITS SERIES B DEPOSITARY SHARES.

About Holdings

Equitable Holdings, Inc. (NYSE: EQH), through its subsidiaries and affiliates (“Holdings”), is a leading financial services holding company comprised of complementary and well-established businesses, Equitable, AllianceBernstein and Equitable Advisors. Equitable Holdings has $1 trillion in assets under management and administration (as of 12/31/2024) and more than 5 million client relationships globally. Founded in 1859, Equitable provides retirement and protection strategies to individuals, families and small businesses. AllianceBernstein is a global investment management firm that offers diversified investment services to institutional investors, individuals and private wealth clients. Equitable Advisors, LLC (Equitable Financial Advisors in MI and TN) has 4,600 duly registered and licensed financial professionals that provide financial planning, wealth management, retirement planning, protection and risk management services to clients across the country.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “forecasts,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Holdings and its consolidated subsidiaries. These forward-looking statements include, but are not limited to, statements regarding projections, estimates, forecasts and other financial and performance metrics and projections of market expectations. “We,” “us” and “our” refer to Holdings and its consolidated subsidiaries, unless the context refers only to Holdings as a corporate entity. There can be no assurance that future developments affecting Holdings will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.

These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including the impact of geopolitical conflicts, changes in tariffs and trade barriers, and related economic conditions, equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity and access to and cost of capital; (ii) operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, protection of confidential customer information or proprietary business information, operational failures by us or our service providers, potential strategic transactions, changes in accounting standards, and catastrophic events, such as the outbreak of pandemic diseases; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults by third parties and affiliates and economic downturns, defaults and other events adversely affecting our investments; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, variations in statutory capital requirements, financial strength and claims-paying ratings, state insurance laws limiting the ability of our insurance subsidiaries to pay dividends and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves and experience differing from pricing expectations, amortization of deferred acquisition costs and financial models; (vii) our Asset Management segment, including fluctuations in assets under management and the industry-wide shift from actively-managed investment services to passive services; (viii) recruitment and retention of key employees and experienced and productive financial professionals; (ix) subjectivity of the determination of the amount of allowances and impairments taken on our investments; (x) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; (xi) risks related to our common stock and (xii) general risks, including strong industry competition, information systems failing or being compromised and protecting our intellectual property.

You should read this news release and the documents incorporated or deemed to be incorporated by reference herein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this news release and the documents incorporated or deemed to be incorporated by reference herein are qualified by these cautionary statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Other risks, uncertainties and factors, including the risk factors and other information in the 2024 Form 10-K, as amended or supplemented in Holdings’ subsequently filed Quarterly Reports on Form 10-Q, and in our other filings with the SEC, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the risk factors and other information in our filings with the SEC incorporated by reference into this news release to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

Contacts:

Investor Relations

Erik Bass

(212) 314-2476

IR@equitable.com

Media Relations

Laura Yagerman

(212) 314-2010

mediarelations@equitable.com